UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ___________

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           THERMO ELECTRON CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                                             04-2209186
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(State of incorporation or organization)                       (IRS Employer
                                                             Identification No.)


81 Wyman Street Waltham, MA                                        02454
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(Address of principal executive offices)                         (Zip Code)



If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  [X]                                  box.  [  ]

Securities to be registered pursuant to Section 12(b) of the Act:

                         Preferred Stock Purchase Rights
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                              (Title of Each Class)

                             New York Stock Exchange
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           (Name of Exchange on Which Each Class is to be Registered)

Securities to be registered pursuant to Section 12(g) of the Act: None

     Thermo Electron Corporation, a Delaware corporation ("Thermo"), supplements and amends its Registration Statement on Form 8-A (File No. 001-08002), dated September 16, 2005 (the "Registration Statement"), as follows:

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

          On May 7, 2006, Thermo Electron Corporation ("Thermo") entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 7, 2006, among Thermo, Trumpet Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Thermo, and Fisher Scientific International Inc., a Delaware Corporation ("Fisher").

          In connection with entering into the Merger Agreement, Thermo has entered into an amendment (the "Rights Agreement Amendment") to its Rights Agreement, dated as of September 15, 2005, between Thermo and the American Stock Transfer & Trust Company. The Rights Agreement Amendment is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

ITEM 2.  EXHIBITS.

1.1 Amendment No. 1 to the Rights Agreement, dated as of May 7, 2006, between Thermo Electron Corporation and American Stock Transfer & Trust Company, as rights agent.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 12, 2006

                                     THERMO ELECTRON CORPORATION



                                     By:  /s/ Seth H. Hoogasian
                                       -----------------------------------------
                                     Name:    Seth H. Hoogasian
                                     Title:   Vice President

                                  EXHIBIT LIST

EXHIBIT
NO.                               DESCRIPTION

1.1 Amendment No. 1 to the Rights Agreement, dated as of May 7, 2006, between Thermo Electron Corporation and American Stock Transfer & Trust Company, as rights agent.